Exhibit 99.1

JOINT FILING AGREEMENT

WHEREAS, certain of the undersigned are holders of American Depository Shares (“ADSs”), directly or beneficially, of ChinaEdu Corporation, a Cayman Islands exempted limited liability corporation (the "Company");

WHEREAS, New Vernon Aegir Master Fund, LP, a Cayman Islands limited partnership, New Vernon Investment Management, LLC, a Delaware limited liability company, New Vernon Partners, LLC, a Delaware limited liability company, Trent Stedman, Thomas Patrick, Columbia Pacific Opportunity Fund, LP, a Washington limited partnership, Columbia Pacific Advisers, LLC, a Washington limited liability company, Alexander B. Washburn, Daniel R. Baty, Stanley L. Baty, Brandon D. Baty, Lake Union Capital Fund, LP, a Delaware limited partnership, Lake Union Capital Management, LLC, a Delaware limited liability company, and Michael Self,  (each a party and all entities and individuals collectively “the parties,” whether capitalized or not), wish to form The ChinaEDU Value Realization Committee (the “Committee” or the “Group”).

NOW, IT IS AGREED, this 16th day of August, 2011 by the parties hereto:

1. In accordance with Rule 13d−1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company to the extent required under applicable securities laws. Each of the undersigned agrees to the joint filing of any necessary amendments to the Schedule 13D, and to timely cooperation with all other parties and McGuireWoods LLP (“McGuireWoods”) in connection with such filings.  Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2. The relationship of the parties hereto shall, with respect to their beneficial interests in the Company, be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party's right or power to purchase securities of the Company, as he/it deems appropriate, in his/its sole discretion, or to otherwise fulfill any duties, fiduciary or otherwise, owed to other parties or non-parties hereto.  Nothing herein shall be construed to create any rights in any non-parties, or to create any third party beneficiaries to this Agreement.

3. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

4. In the event of any dispute arising out of the provisions of this Agreement, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in New York County in the State of New York.

Signature Page to Joint Filing Agreement

5. Any party hereto may terminate his/its obligations under this Agreement at such time as it sees fit upon two (2) business days’ written notice to all other parties hereto.

6. The parties agree that McGuireWoods shall act as counsel for the Group, as well as for Aegir, and that the parties may agree to appoint other attorneys, advisors, consultants, or vendors to provide services to the Group.  The parties agree that the sharing of confidential or privileged information pursuant to this Agreement is in the common interests of the parties and reasonably necessary to achieve the common purposes of the Group.

7. Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to the Schedule 13D pursuant to Rule 13d−1(k)(1)(iii) under the Exchange Act.

[Signatures to follow on next page.]

Signature Page to Joint Filing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

New Vernon Aegir Master Fund Ltd.
By: New Vernon Partners LLC

/s/ Trent Stedman
Name: Barton S. Aronson, Authorized Signatory for Trent Stedman

New Vernon Investment Management LLC
By: Trent Stedman

/s/ Trent Stedman
Name: Barton S. Aronson, Authorized Signatory for Trent Stedman

New Vernon Partners LLC
By: Trent Stedman

/s/ Trent Stedman
Name: Barton S. Aronson, Authorized Signatory for Trent Stedman

/s/ Trent Stedman
Name: Barton S. Aronson, Authorized Signatory for Trent Stedman

/s/ Thomas Patrick
Name: Barton S. Aronson, Authorized Signatory for Thomas Patrick

[Signatures continued on following page]

Signature Page to Joint Filing Agreement

Lake Union Capital Fund, LP
By: Lake Union Capital Management, LLC

/s/ Michael Self
Name: Michael Self
Title:   General Partner

Lake Union Capital Management, LLC

/s/ Michael Self
Name: Michael Self
Title:   Managing Member

/s/ Michael Self
Name: Michael Self

[Signatures continued on following page]

Signature Page to Joint Filing Agreement

Columbia Pacific Opportunity Fund, L.P.
By: Columbia Pacific Advisors, LLC

/s/ Alexander B. Washburn
Name: Alexander B. Washburn
Title:   Managing Member of Columbia Pacific Advisors, LLC

Columbia Pacific Advisors, LLC

/s/ Alexander B. Washburn
Name: Alexander B. Washburn
Title:   Managing Member of Columbia Pacific Advisors, LLC

/s/ Alexander B. Washburn
Name: Alexander B. Washburn

/s/ Daniel R. Baty
Name: Daniel R. Baty

/s/ Stanley L. Baty
Name: Stanley L. Baty

/s/ Brandon D. Baty
Name: Brandon D. Baty

Signature Page to Joint Filing Agreement